UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2005

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into Material Definitive Agreement.

On November 10, 2005, Vista Gold Corp. announced that it has agreed with Luzon Minerals Ltd., subject to regulatory approval, to further amend certain of the terms of the purchase option agreement between the companies concerning Vista’s Amayapampa gold project in Bolivia.  The agreement was most recently amended in July 2005, as previously announced.

The agreement as amended on July 18, 2005, as previously reported, called for an aggregate purchase price comprising: U.S. $2,700,000 (including U.S. $100,000 previously paid); either 3,250,000 or 4,250,000 common shares in the capital of Luzon (including 250,000 already issued to Vista); 1,000,000 common share purchase warrants; and a net smelter return royalty.

The following amendments have been approved:

•                  The number of Luzon common share warrants to be issued has been increased from 1,000,000 to 1,500,000, the exercise price has been reduced from CDN $0.20 to CDN $0.15, and the exercise period has been reduced from three to two years from the date of issuance.  As well, the new agreement now provides that if the closing trading price of Luzon common shares equals or exceeds CDN $0.25 for 20 consecutive trading days, Luzon may request that Vista exercise the warrants, in which case the exercise period would conclude 15 business days following the request.

•                  Vista has agreed to defer a U.S. $100,000 cash payment from Luzon from the earlier of December 31, 2005 or the date of the closing of the next debt, equity or other financing completed by Luzon until the earlier of December 1, 2006 or the date Luzon completes or obtains financing sufficient to commence construction at the Amayapampa Project.

Other terms of the agreement remain unchanged.

The preceding description of the terms of the amendment is qualified in its entirety by reference to the Fifth Amendment to Purchase Agreement, dated November 7, 2005, a copy of which has been filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On November 10, 2005, Vista issued a press release relating to the above and other matters.  The press release is furnished as Exhibit 99.1 and is attached hereto.

Item 9.01               Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 10.1	Fifth Amendment to Purchase Agreement, dated November 7, 2005, between Vista Gold Corp. and Luzon Minerals Ltd.

Exhibit 99.1	Press Release of Vista Gold Corp. dated November 10, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer
Date: November 10, 2005